As filed with the Securities and Exchange Commission on March 11, 2008
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EXTERRAN PARTNERS, L.P.
(Exact name of Registrant as Specified in its Charter)

Delaware	22-3955108
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)
4444 Brittmoore Road, Houston, Texas
77041-8004
(Address of Principal Executive Offices, including Zip Code)

Exterran Partners, L.P. Long-Term Incentive Plan
(Full title of the plan)
Daniel K. Schlanger
4444 Brittmoore Road, Houston, Texas
77041-8004
(713) 335-7000
(Name, Address and Telephone Number,
including Area Code, of Agent for Service)
Copies to:

Donald C. Wayne	Douglas E. McWilliams
Vice President, General Counsel	Vinson & Elkins L.L.P.
and Secretary	2300 First City Tower
4444 Brittmoore Road	1001 Fannin Street, Suite 2500
Houston, Texas 77041-8004	Houston, Texas 77002-6760
(713) 335-7000	(713) 758-2222

Indicate by check mark whether the registrant is a large accelerated filer, accelerated filer, non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Proposed
		Maximum	Proposed Maximum	Amount Of
Title of Securities	Amount To Be	Offering Price	Aggregate Offering	Registration
To Be Registered	Registered (1)	Per Unit (2)	Price (2)	Fee
Common Units representing limited partner interests	1,035,378	$32.43	$33,577,308.54	$1,319.59

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional common units which become issuable under the antidilution provision of the plan being registered pursuant to this registration statement by reason of any unit dividend, unit split, recapitalization or any other similar transaction effected without the receipt of consideration, which results in an increase in the number of the Registrant’s outstanding common units.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, based upon the average of the high ($32.99) and low ($31.86) prices of the Registrant’s common units as reported on The Nasdaq Global Select Market on March 7, 2008.

PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
INDEX TO EXHIBITS
Opinion of Vinson & Elkins L.L.P.
Consent of Deloitte & Touche LLP

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The documents containing the information specified in Part I of Form S-8 have been omitted from the filing of this Registration Statement and will be sent or given to participants as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed by Exterran Partners, L.P. (formerly known as Universal Compression Partners, L.P.) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference in this Registration Statement:
•	Our annual report on Form 10-K for the fiscal year ended December 31, 2007;

•	Our current report on Form 8-K filed with the Commission on February 29, 2008; and

•	The description of our common units contained in our Registration Statement on Form 8-A filed with the Commission on October 12, 2006.
     In addition, all documents subsequently filed by Exterran Partners, L.P. pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than information furnished under Item 2.02, Item 7.01 or Item 9.01 of any current report on Form 8-K), prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. Exterran Partners, L.P.’s First Amended and Restated Limited Partnership Agreement provides that Exterran Partners, L.P. will, in most circumstances, indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:
•	its general partner;

•	any departing general partner;

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•	any person who is or was an affiliate of a general partner or any departing general partner;

•	any person who is or was a director, officer, member, partner, fiduciary or trustee of any entity set forth in the preceding three bullet points;

•	any person who is or was serving as director, officer, member, partner, fiduciary or trustee of another person at the request of our general partner or any departing general partner; and

•	any person designated by our general partner.
     Any indemnification under these provisions will only be out of Exterran Partners, L.P.’s assets. Unless it otherwise agrees, Exterran Partners, L.P.’s general partner and its affiliates will not be personally liable for, or have any obligation to contribute or loan funds or assets to Exterran Partners, L.P. to enable it to effectuate, indemnification. Exterran Partners, L.P. may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether it would have the power to indemnify the person against liabilities under our partnership agreement.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.

No.	Description

4.1	Exterran Partners, L.P. Long-Term Incentive Plan, incorporated by reference to Exhibit 10.2 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 filed on October 4, 2006 (File No. 333-135351).

4.2	First Amendment to Exterran Partners, L.P.’s Long-Term Incentive Plan, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on February 29, 2008 (File No. 001-33078).

4.3	First Amended and Restated Limited Partnership Agreement of Exterran Partners, L.P. (including the specimen unit certificate for the Registrant’s common units), incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 26, 2006 (File No. 001-33078).

4.4	Form of Grant of Phantom Units with DERs under Exterran Partners, L.P.’s Long-Term Incentive Plan, incorporated by reference to Exhibit 10.5 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 filed on October 4, 2006 (File No. 333-13531).

4.5	Form of Unit Option Grant under Exterran Partners, L.P.’s Long-Term Incentive Plan, incorporated by reference to Exhibit 10.4 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 filed on October 4, 2006 (File No. 333-135351).

4.6	Form of Amendment to Grant of Options under Exterran Partners, L.P.’s Long-Term Incentive Plan, incorporated by reference to Exhibit 10.1 to the Registrant’s 8-K filed on August 3, 2007 (File No. 001-33078).

5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1).

24.1*	Powers of Attorney (set forth on the signature page of this Registration Statement).

*	Filed herewith.

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Item 9. Undertakings.
     (a)     The undersigned Registrant hereby undertakes:
     (1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i)     To include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii)     To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
     (iii)     To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in this Registration Statement.
     (2)     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director,

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officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 11th day of March, 2008.

EXTERRAN PARTNERS, L.P.
By:	EXTERRAN GENERAL PARTNER, LP
its General Partner

By:	EXTERRAN GP LLC
its General Partner

By:	/s/ Stephen A. Snider
	Name:	Stephen A. Snider
	Title:	Chief Executive Officer, President and Director

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen A. Snider, Daniel K. Schlanger and Kenneth R. Bickett and each of them severally as his or her true and lawful attorneys-in-fact, with power to act, with or without the other, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the 11th day of March, 2008.

Signature	Title
/s/ Stephen A. Snider Stephen A. Snider	Chief Executive Officer, President and Chairman of the Board, (Principal Executive Officer)
/s/ Daniel K. Schlanger Daniel K. Schlanger	Senior Vice President, Chief Financial Officer and Director (Principal Financial Officer)
/s/ Kenneth R. Bickett Kenneth R. Bickett	Vice President and Controller (Principal Accounting Officer)
/s/ J. Michael Anderson J. Michael Anderson	Senior Vice President and Director

Signature	Title
/s/ James G. Crump James G. Crump	Director
/s/ Ernie L. Danner Ernie L. Danner	Director
/s/ G. Stephen Finley G. Stephen Finley	Director
/s/ Brian A. Matusek Brian A. Matusek	Director
/s/ Mark A. McCollum Mark A. McCollum	Director

INDEX TO EXHIBITS

No.	Description

4.1	Exterran Partners, L.P. Long-Term Incentive Plan, incorporated by reference to Exhibit 10.2 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 filed on October 4, 2006 (File No. 333-135351).

4.2	First Amendment to Exterran Partners, L.P.’s Long-Term Incentive Plan, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on February 29, 2008 (File No. 001-33078).

4.3	First Amended and Restated Limited Partnership Agreement of Exterran Partners, L.P. (including the specimen unit certificate for the Registrant’s common units), incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 26, 2006 (File No. 001-33078).

4.4	Form of Grant of Phantom Units with DERs under Exterran Partners, L.P.’s Long-Term Incentive Plan, incorporated by reference to Exhibit 10.5 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 filed on October 4, 2006 (File No. 333-13531).

4.5	Form of Unit Option Grant under Exterran Partners, L.P.’s Long-Term Incentive Plan, incorporated by reference to Exhibit 10.4 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 filed on October 4, 2006 (File No. 333-135351).

4.6	Form of Amendment to Grant of Options under Exterran Partners, L.P.’s Long-Term Incentive Plan, incorporated by reference to Exhibit 10.1 to the Registrant’s 8-K filed on August 3, 2007 (File No. 001-33078).

5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1).

24.1*	Powers of Attorney (set forth on the signature page of this Registration Statement).

*	Filed herewith.